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Exhibit 24

 Power of attorney

Each of the undersigned hereby constitutes and appoints Peter Kurer, Bernhard Schmid and Louis R. Eber, and each of them, each with full power to act without the others, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form F-3 relating to the registration by UBS AG of Auction Rate Securities Rights pursuant to which UBS AG may purchase Auction Rate Securities from clients in an aggregate principal or liquidation preference amount not to exceed US$23 billion, and any and all amendments thereto (including post-effective amendments), to sign any abbreviated registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ MARCEL ROHNER Marcel Rohner	Group Chief Executive Officer (principal executive officer and principal financial officer)	September 30, 2008
/s/ JOHN CRYAN John Cryan	Group Chief Financial Officer (principal financial officer and principal accounting officer)	September 26, 2008
/s/ PETER KURER Peter Kurer	Chairman and Member of Board of Directors	September 26, 2008
/s/ STEPHAN HAERINGER Stephan Haeringer	Non-Independent Vice Chairman and Member of Board of Directors	September 26, 2008
/s/ SERGIO MARCHIONNE Sergio Marchionne	Independent Vice Chairman and Member of Board of Directors	September 26, 2008
/s/ ERNESTO BERTARELLI Ernesto Bertarelli	Member of Board of Directors	September 26, 2008
Gabrielle Kaufmann-Kohler	Member of Board of Directors
/s/ ROLF A. MEYER Rolf A. Meyer	Member of Board of Directors	September 26, 2008

Power of attorney

/s/ HELMUT PANKE Helmut Panke	Member of Board of Directors	September 26, 2008
David Sidwell	Member of Board of Directors
Peter Spuhler	Member of Board of Directors
/s/ PETER VOSER Peter Voser	Member of Board of Directors	September 25, 2008
/s/ LAWRENCE A. WEINBACH Lawrence A. Weinbach	Member of Board of Directors	September 25, 2008
/s/ JOERG WOLLE Joerg Wolle	Member of Board of Directors	September 26, 2008

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  Exhibit 24
Power of attorney